United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2017
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On December 29, 2017, IsoRay, Inc. (“IsoRay”) notified Al & J Media Inc., a New York corporation (the “Consultant”) of its decision to terminate the Media Advertising Agreement (the “Agreement”) between the parties.

Pursuant to the Agreement, the Consultant was to introduce IsoRay to potential sources of media, marketing agreements, and/or strategic alliances, including but not limited to radio and television media advertising, various media publications, and Internet podcasts. The Consultant did not promote IsoRay as part of the Agreement; it acted only as a media agent for advertising. IsoRay terminated the Agreement because the Consultant’s services were no longer needed.

As compensation for the services provided prior to termination, IsoRay paid the Consultant $60,000 and issued the Consultant 250,000 warrants upon execution of the Agreement, which vested immediately, entitling the Consultant to purchase shares of IsoRay common stock, exercisable on or before October 3, 2020, at an exercise price of $0.54 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2018

IsoRay, Inc., a Minnesota corporation

By: /s/ Thomas C. LaVoy

T       Thomas C. LaVoy, CEO